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Exhibit 23.1

Independent Auditors' Consent

        We consent to the incorporation by reference in Registration Statement No. 333-30847 of Electronic Processing, Inc. (now known as EPIQ Systems, Inc.) on Form S-8, in Registration Statement No. 333-57952 of EPIQ Systems, Inc. on Form S-8, in Registration Statement No. 333-101233 of EPIQ Systems, Inc. on Form S-8 and in Registration Statement No. 333-101232 of EPIQ Systems, Inc. on Form S-3 of our report dated December 24, 2002 except for Note 7 which is dated January 10, 2003, related to the financial statements of Bankruptcy Services LLC as of September 30, 2002 and December 31, 2001, 2000 and 1999 and for the nine month period ended September 30, 2002 and each of the two years in the period ended December 31, 2001, appearing in this Current Report on Form 8-K/A of EPIQ Systems, Inc., dated March 25, 2003.

/s/ Hays & Company LLP
New York, New York
March 24, 2003

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  Exhibit 23.1
Independent Auditors' Consent